UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 20, 2012

FIRST NIAGARA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)

(716) 819-5500

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2012, First Niagara Financial Group, Inc. (the “Company”) appointed Richard Barry, currently the Company’s Chief Credit Officer, as Chief Risk Officer. In his position as Chief Risk Officer, Mr. Barry will assume all responsibility for enterprise and operations risk management, compliance, loan review, model validation, and regulatory relations.

Prior to joining the Company in December 2011, Mr. Barry was Chief Credit Officer for Wholesale Banking for Citizens Financial Group and led the enterprise-wide Special Assets division. During his tenure, Mr. Barry was a member of multiple risk committees including the Parent Company’s Concentration Risk and Credit Policy committees. He also served as Market Executive for that company’s Connecticut region. He also previously held leadership positions in lending and credit with BayBank and Fleet.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: June 26, 2012	By:	/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)